UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2024

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	4450 Excelsior Boulevard, Suite 100 St. Louis Park, Minnesota (Address of principal executive offices)	55416 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	BWB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share	BWBBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, the Board of Directors of Bridgewater Bancshares, Inc. (the “Company”) appointed Joe Chybowski as the President of the Company, Mary Jayne Crocker as the Executive Vice President and Chief Strategy Officer of the Company, and Laura Espeseth as the Chief Accounting Officer of the Company, effective as of April 26, 2024 (the “Effective Date”). Prior to the Effective Date, Jerry Baack served as President, Chairman and Chief Executive Officer, and he will continue to serve as Chairman and Chief Executive Officer of the Company after the Effective Date.

Mr. Chybowski, age 37, will continue to serve as Chief Financial Officer of the Company, a position he has held since 2017. In his capacity as President of the Company, Mr. Chybowski will also serve as the principal operating officer of the Company, a role previously served by Ms. Crocker. Prior to 2017, Mr. Chybowski served as Controller of the Company from 2013 to 2017. Prior to joining the Company, Mr. Chybowski worked for Performance Trust Capital Partners in Chicago from 2009 to 2013 advising financial institutions on investment portfolio strategy and asset/liability management.

Ms. Crocker, age 62, has been with the Company since its founding in 2005, and prior to her current appointment as Executive Vice President and Chief Strategy Officer she served as Executive Vice President and Chief Operating Officer of the Company since 2014. As Chief Strategy Officer,  Ms. Crocker will be responsible for shaping the long-term strategic plans and ensuring alignment with the Company’s objectives.

Ms. Espeseth, age 42, will also serve as principal accounting officer of the Company, a role previously served by Mr. Chybowski. Prior to Ms. Espeseth’s appointment as Chief Accounting Officer, Ms. Espeseth has worked in various roles since joining the Company in 2017, including most recently acting as the Company’s Controller from 2018 to 2024. Prior to joining the Company, Ms. Espeseth worked for CliftonLarsonAllen LLP from 2004 to 2017 providing audit and consulting services to financial institutions.

There were no changes to Mr. Chybowski’s, Ms. Crocker’s, or Ms. Espeseth’s compensatory arrangements with the Company made in connection with their appointments. There are no family relationships between Mr. Chybowski, Ms. Crocker, or Ms. Espeseth and any director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Chybowski, Ms. Crocker, or Ms. Espeseth that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release, dated April 26, 2024, announcing the appointment of Mr. Chybowski as President of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) was held on April 23, 2024. The record date for determination of shareholders entitled to vote at the Annual Meeting was February 26, 2024. There were 27,710,319 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 21,264,993 shares, or approximately 76.74 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The proposals listed below were voted on at the Annual Meeting.

Proposal 1: The election of four (4) director nominees to serve until the 2025 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Jerry Baack	17,769,482	295,010	3,200,501
Lisa Brezonik	17,240,378	824,114	3,200,501
Mohammed Lawal	17,319,574	744,918	3,200,501
Jeffrey Shellberg	17,771,735	292,757	3,200,501

Proposal 2: The approval, on a non-binding advisory basis, of the 2023 executive compensation:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
17,215,792	669,876	178,824	3,200,501

Proposal 3: The recommendation on the frequency of the non-binding vote to approve the executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
17,043,194	4,736	795,419	221,143

Proposal 4: The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
21,253,733	10,511	749	-

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 99.1	Press Release of Bridgewater Bancshares, Inc., dated April 26, 2024, regarding strategic leadership transitions
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bridgewater Bancshares, Inc.

Date: April 26, 2024
By: /s/ Jerry Baack
Name: Jerry Baack
Title: Chairman and Chief Executive Officer

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